Exhibit 23.1

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-219589) on Form S-1 of Aethlon Medical, Inc. of our report dated June 8, 2018, relating to the consolidated financial statements of Aethlon Medical, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

SQUAR MILNER LLP

San Diego, California

November 28, 2018